Exhibit 99.1

Media Contact Greg Hudgison Media Relations (706) 644-0528	Investor Contact Bob May Investor Relations (706) 649-3555

Synovus Announces Earnings for the Fourth Quarter

Diluted Earnings per Share Increased 16.0% to $0.37; Total Loans Grew $509 Million or 9.8% Annualized

COLUMBUS, Ga., January 27, 2015 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended December 31, 2014.

Net income available to common shareholders for the fourth quarter of 2014 was $50.6 million, or $0.37 per diluted share as compared to $44.2 million, or $0.32 per diluted share for the third quarter of 2014 and $35.8 million, or $0.26 per diluted share for the fourth quarter of 2013. Adjusted earnings per diluted share for the fourth quarter of 2014 were $0.39, a 5.2% increase from the third quarter of 2014 adjusted earnings per diluted share of $0.37.

“We are pleased with our fourth quarter performance, which contributed to an overall solid 2014,” said Kessel D. Stelling, Synovus Chairman and CEO. “For the year, net income available to common shareholders was $185 million, a 56.1% increase over 2013. Loans grew by 5.2%, and we saw continued broad-based improvement in credit quality, especially in the non-performing loan ratio which ended the year at 0.94%. We continued to maintain strong capital levels throughout 2014, and announced in October our plan to return excess capital to shareholders through a $250 million stock repurchase plan and a 43% increase in the common stock dividend. As we enter 2015, our focus remains on caring for customers and improving profitability through balance sheet and fee income growth, as well as a continued focus on efficiency.”

2014 Highlights

•	Net income available to common shareholders for 2014 was $185.0 million, or $1.33 per diluted share as compared to $118.6 million, or $0.88 per diluted share for 2013. Diluted EPS grew 50.5% for 2014 compared to 2013.

•	Total loans ended the year at $21.10 billion, a $1.04 billion or 5.2% increase from 2013.

•	Low-cost core deposits[1] ended the year at $16.72 billion, a $589.0 million or 3.7% increase from 2013.

•	Non-performing loans, excluding loans held for sale, of $197.8 million at December 31, 2014 declined 52.5% from December 31, 2013, and the non-performing loan ratio declined 114 basis points from December 31, 2013 to 0.94% at December 31, 2014.

•	The net-charge off ratio for 2014 was 0.39%, down 30 basis points from 2013.

[1]	Excludes the impact from the sale of deposits of the Memphis, Tennessee branches in January 2014.

•	The allowance for loan losses to non-performing loans ratio[2] increased to 197.22% at December 31, 2014 compared to 95.43% at December 31, 2013.

•	Tier 1 common equity ratio increased 35 basis points from December 31, 2013 to 10.28% at December 31, 2014.

Fourth Quarter 2014 Highlights

Income Statement

Adjusted pre-tax, pre-credit costs income was $99.6 million for the fourth quarter of 2014, a decrease of $3.9 million from $103.5 million for the third quarter of 2014. The third quarter of 2014 included the benefit from a $3.6 million net insurance recovery for incurred legal fees related to litigation.

•	Net interest income was $207.5 million for the fourth quarter of 2014, up $1.2 million from $206.3 million in the previous quarter.

•	The net interest margin declined three basis points to 3.34% compared to 3.37% in the third quarter of 2014. The yield on earning assets was 3.78%, three basis points lower than the third quarter of 2014, and the effective cost of funds remained unchanged at 0.44%.

•	Total non-interest income was $64.5 million, up $564 thousand or 0.9% compared to $64.0 million for the third quarter of 2014.

•	Core banking fees[3] were $33.0 million, up $208 thousand or 0.6%, driven by a $355 thousand or 4.3% increase in bankcard fees.

•	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, increased $205 thousand or 1.1%, driven by a $483 thousand increase in fiduciary and asset management fees.

•	Mortgage banking income increased $230 thousand or 4.9%.

•	Total non-interest expense for the fourth quarter of 2014 was $184.9 million, down $8.9 million from the third quarter of 2014.

•	Adjusted non-interest expense for the fourth quarter of 2014 was $172.4 million, up $5.7 million or 3.4% compared to the third quarter of 2014.

•	Professional fees were $8.0 million, up $5.5 million compared to the third quarter of 2014.

•	The fourth quarter of 2014 reflects elevated attorney fees related to the final resolution of one credit.

•	The third quarter of 2014 included the benefit from a $3.6 million net insurance recovery for incurred legal fees related to litigation.

•	Advertising expense was $8.1 million, an increase of $925 thousand compared to the third quarter of 2014.

Balance Sheet

•	Total loans grew $509.1 million or 9.8% annualized compared to the third quarter of 2014.

•	Commercial and industrial loans grew by $275.9 million, or 10.9% annualized.

[2]	Excludes impaired loans with no reserve.
[3]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

•	Commercial real estate loans grew by $155.9 million or 9.2% annualized.

•	Retail loans grew by $79.2 million, or 8.2% annualized.

•	Total average deposits for the quarter were $21.34 billion, up $397.4 million or 7.5% annualized from the previous quarter.

•	Average core deposits for the quarter were $19.73 billion, up $289.7 million or 5.9% annualized compared to the third quarter of 2014.

•	Average core deposits, excluding state, county, and municipal deposits, grew by $150.7 million or 3.4% annualized compared to the previous quarter.

Credit Quality

Broad-based improvement in credit quality continued.

•	Total credit costs were $16.4 million in the fourth quarter of 2014 compared to $15.7 million in the third quarter of 2014.

•	Non-performing loans, excluding loans held for sale, were $197.8 million at December 31, 2014, down $44.6 million or 18.4% from the previous quarter, and down $218.5 million or 52.5% from the fourth quarter of 2013. The non-performing loan ratio was 0.94% at December 31, 2014, down from 1.18% at the end of the previous quarter and 2.08% at December 31, 2013.

•	Total non-performing assets were $286.8 million at December 31, 2014, down $37.5 million or 11.6% from the previous quarter, and down $252.8 million or 46.8% from the fourth quarter of 2013. The non-performing asset ratio was 1.35% at December 31, 2014, compared to 1.57% at the end of the previous quarter and 2.67% at December 31, 2013.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) declined to 0.24% at December 31, 2014 compared to 0.35% at September 30, 2014 and 0.36% at December 31, 2013. Total loans past due 90 days or more and still accruing were 0.02% at December, 31, 2014, unchanged from September 30, 2014 and December 31, 2013.

•	Net charge-offs were $16.3 million in the fourth quarter of 2014, up $4.0 million or 32.7% from $12.3 million in the third quarter of 2014. The annualized net charge-off ratio was 0.31% in the fourth quarter compared to 0.24% in the previous quarter.

Capital Ratios

Capital ratios remained strong and include the impact of common stock repurchases totaling $88.1 million completed during the fourth quarter of 2014.

•	Tier 1 Common Equity ratio was 10.28% at December 31, 2014 compared to 10.60% at September 30, 2014.

•	Tier 1 Capital ratio was 10.86% at December 31, 2014 compared to 11.19% at September 30, 2014.

•	Total Risk Based Capital ratio was 12.75% at December 31, 2014 compared to 13.17% at September 30, 2014.

•	Tier 1 Leverage ratio was 9.67% at December 31, 2014 compared to 9.85% at September 30, 2014.

•	Tangible Common Equity ratio was 10.69% at December 31, 2014 compared to 11.04% at September 30, 2014.

Fourth Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on January 27, 2015. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $27 billion in assets. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers through 28 locally branded divisions, 258 branches and 341 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability; expectations regarding our capital management, including our announced share repurchase program, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Cautionary Notice Regarding Forward-Looking

Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; low-cost core deposits excluding the impact from the sale of deposits of the Memphis, Tennessee branches in January 2014; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted earnings per diluted share; adjusted pre-tax, pre-credit costs income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; total deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; total deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; low-cost core deposits excluding the impact from the sale of deposits of the Memphis, Tennessee branches in January 2014; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted earnings per diluted share; adjusted pre-tax, pre-credit costs income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; total deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	4Q14		3Q14	2Q14	1Q14	4Q13
Average core deposits
Average core deposits excluding state, county, and municipal deposits
Average total deposits	$21,336,007		20,938,587	20,863,706	20,725,259	21,150,068
Subtract: Average brokered deposits	(1,602,354)		(1,494,620)	(1,401,167)	(1,234,847)	(1,194,427)

Average core deposits	19,733,653		19,443,967	19,462,539	19,490,412	19,955,641

Subtract: Average state, county, and municipal deposits	(2,184,757)		(2,045,817)	(2,268,852)	(2,365,096)	(2,354,731)

Average core deposits excluding state, county, and municipal deposits	$17,548,896		17,398,150	17,193,687	17,125,316	17,600,910

Low-cost core deposits excluding the impact from the sale of deposits of the Memphis, Tennessee branches in January 2014	4Q14					4Q13
Total deposits	$21,531,699					20,876,790
Brokered deposits	(1,642,398)					(1,094,002)

Core deposits	19,889,301					19,782,788
Time deposits	(3,167,950)					(3,498,200)

Low-cost core deposits	16,721,351					16,284,588
Impact from the sale of deposits of the Memphis, Tennessee branches in January 2014	—					(152,222)

Low-cost core deposits excluding the impact from the sale of deposits of the Memphis, Tennessee branches in January 2014	$16,721,351					$16,132,366

Tier 1 Common Equity Ratio
Total shareholders’ equity	$3,041,271		3,076,545	3,053,051	2,998,496	2,948,985
Add/subtract: Accumulated other comprehensive loss (income)	12,605		24,827	13,716	30,463	41,258
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,265)		(1,471)	(1,678)	(1,883)	(3,415)
Subtract: Disallowed deferred tax asset	(492,199)		(529,342)	(547,786)	(579,537)	(618,516)
Other items	7,644		7,637	7,619	7,682	7,612

Tier 1 capital	2,543,625		2,553,765	2,500,491	2,430,790	2,351,493

Subtract: Qualifying trust preferred securities	(10,000)		(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,980)	(125,980)	(125,980)	(125,862)

Tier 1 common equity	$2,407,645		2,417,785	2,364,511	2,294,810	2,215,631

Risk-weighted assets	$23,431,497	(1)	22,817,378	22,702,108	22,404,099	22,316,091
Tier 1 common equity ratio	10.28	%(1)	10.60	10.42	10.24	9.93

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13
Tangible common equity to tangible assets ratio
Total assets	$27,051,231	26,519,110	26,627,290	26,435,426	26,201,604
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,265)	(1,471)	(1,678)	(1,883)	(3,415)

Tangible assets	27,025,535	26,493,208	26,601,181	26,409,112	26,173,758

Total shareholders’ equity	3,041,271	3,076,545	3,053,051	2,998,496	2,948,985
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,265)	(1,471)	(1,678)	(1,883)	(3,415)
Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)	(125,980)	(125,862)

Tangible common equity	$2,889,595	2,924,663	2,900,962	2,846,202	2,795,277

Total shareholders’ equity to total assets ratio	11.24%	11.60	11.47	11.34	11.25
Tangible common equity to tangible assets ratio	10.69%	11.04	10.91	10.78	10.68
Adjusted earnings per diluted share
Net income available to common shareholders	$50,612	$44,229
Add: Litigation settlement expenses (after-tax)	283	7,545
Add: Recovery of previously incurred legal costs related to certain legal matters, net of legal cost incurred in 3Q14 related to those same legal matters (after-tax) (2)	—	(2,211)
Add: Restructuring charges (after-tax)	2,129	494
Add: Visa indemnification charges (after-tax)	189	1,209

Adjusted net income available to common shareholders	$53,213	51,266

Weighted average common shares outstanding—diluted	137,831	139,726
Adjusted earnings per diluted share	$0.39	0.37

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13
Adjusted Pre-tax, Pre-credit Costs Income
Income before income taxes	$78,928	72,656	73,950	77,024	59,710
Add: Provision for losses on loans	8,193	3,843	12,284	9,511	14,064
Add: Other credit costs(3)	8,213	11,858	4,635	8,128	8,285
Add: Restructuring charges	3,484	809	7,716	8,577	3,770
Add: Litigation settlement expenses (4)	463	12,349	—	—	10,000
Subtract: Investment securities gains, net	—	—	—	(1,331)	(373)
Add: Visa indemnification charges	310	1,979	356	396	799
Subtract: Gain on sale of Memphis branches, net (5)	—	—	—	(5,789)	—

Pre-tax, pre-credit costs income	$99,591	103,494	98,941	96,516	96,255

Adjusted Non-interest Expense
Total non-interest expense	$184,883	193,749	182,205	184,161	190,738
Subtract: Other credit costs(3)	(8,213)	(11,858)	(4,635)	(8,128)	(8,285)
Subtract: Restructuring charges	(3,484)	(809)	(7,716)	(8,577)	(3,770)
Subtract: Visa indemnification charges	(310)	(1,979)	(356)	(396)	(799)
Subtract: Litigation settlement expenses (4)	(463)	(12,349)	—	—	(10,000)

Adjusted non-interest expense	$172,413	166,754	169,498	167,060	167,884

(1)	Preliminary
(2)	Recovery of previously incurred legal costs represents a reimbursement from an insurance carrier for attorney fees incurred in previous periods in connection with certain litigation. This amount, net of attorney fees incurred in 3Q14 relating to the same legal matters, is recorded as a component of professional fees in the consolidated income statement. These items are also a component of adjusted pre-tax, pre-credit costs income.
(3)	Other credit costs consist primarily of foreclosed real estate expense, net.
(4)	Amounts consist of litigation settlement expenses, including loss contingency accruals, with respect to certain legal matters. Amounts for other periods presented herein are not reported separately as amounts are not material.
(5)	Consists of gain, net of associated costs, from the sale of certain loans, premises, deposits, and other assets and liabilities of the Memphis, Tennessee branches of Trust One Bank, a division of Synovus Bank.